Exhibit 32.4

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Education Realty Operating Partnership, LP (the “Operating Partnership”) for the period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edwin B. Brewer, Jr., Chief Financial Officer of the Operating Partnership, certify, in my capacity as an officer of the Operating Partnership, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: November 2, 2015

/s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr.
Chief Financial Officer

In accordance with SEC Release NO. 34-47986, this Exhibit is furnished to the SEC as an accompanying document and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.